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Exhibit 99.2

SYS

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD [                        ], 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby revokes all previous proxies, if any, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders (the "Meeting") and Joint Proxy Statement-Prospectus, and hereby appoints Thomas A. Page, or in his absence or inability to act, Michael W. Fink, as attorneys, agents and proxies of the undersigned, with full powers of substitution, to attend and act as proxies of the undersigned at the Special Meeting of Shareholders of SYS (the "Company"), to be held at 5050 Murphy Canyon Road, Suite 200, San Diego, CA 92123, on [                        ], 2008 at 11:00 a.m., local time, and at any and all adjournments or continuations thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, with the same force and effect as the undersigned might or could do if personally present.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1, THE ADOPTION AND APPROVAL OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF FEBRUARY 20, 2008, BY AND AMONG KRATOS DEFENSE & SECURITY SOLUTIONS, INC., WHITE SHADOW, INC., AND SYS, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, AND "FOR" PROPOSAL 2, THE APPROVAL OF ANY MOTION TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO OTHER INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

        PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE AND RETURN TO THE COMPANY

SYS

Vote by Internet, Telephone or Mail
24 Hours a Day—7 Days a Week

Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner
As if you marked, signed and returned your proxy card.

	INTERNET		TELEPHONE		MAIL
	http://www.proxyvoting.com/sys		1-866-540-5760
1.	Go to the website listed above	1.	Use any touch-tone telephone	1.	Mark, sign, and date your proxy card
2.	Have your proxy card ready	2.	Have your proxy card ready	2.	Detach your proxy card
3.	Enter your Control Number located above your name and address	3.	Enter your Control Number above your name and address	3.	Return your proxy card in the postage paid envelope provided
4.	Follow the simple instructions on the website	4.	Follow the simple recorded instructions

You do NOT need to mail back your proxy card
if you vote your proxy by telephone or internet.

FOLD AND DETACH HERE

(continued from other side)

1.
AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, DATED AS OF FEBRUARY 20, 2008, BY AND AMONG KRATOS DEFENSE & SECURITY SOLUTIONS, INC., WHITE SHADOW, INC., AND SYS. To approve the principal terms of the merger of White Shadow, Inc. with and into SYS pursuant to, the Agreement and Plan of Merger and Reorganization, dated as of February 20, 2008, by and among Kratos Defense & Security Solutions, Inc., White Shadow, Inc., and SYS, as the same may be amended from time to time, and the transactions related thereto.
☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
ADJOURNMENT OR POSTPONEMENT. To approve any motion to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement.
☐ FOR	☐ AGAINST	☐ ABSTAIN
3.
OTHER BUSINESS. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting at any and all adjournments or continuations thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Meeting.
☐ I/(WE) WILL	☐ WILL NOT ATTEND THE MEETING IN PERSON

        When signing as attorney, executor, officer, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Dated:	, 2008
Signature
Signature (if shares held jointly or if more than one trustee)

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  Exhibit 99.2
SYS
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [ ], 2008 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS